UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7887 E. Belleview Ave, Suite 600
Greenwood Village, CO 80111
(Address of principal executive offices)

(603) 821-3902
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2024, the Board of Directors (the “Board”) of Skillsoft Corp. (the “Company”) appointed Mr. Fahd Beg and Mr. Jim Frankola as directors to fill vacancies on the Board created by the resignations of Mr. Lawrence C. Illg and Mr. Jeffrey Tarr, respectively, each appointment effective as of the completion of the Company’s annual meeting of stockholders on July 18, 2024. Mr. Beg will serve as a Class II director, with a term expiring at the Company’s 2026 annual meeting of stockholders or upon his earlier resignation, retirement or other termination of service. Mr. Frankola will serve as a Class I director and as a member of the Audit Committee of the Board, with a term expiring at the Company’s 2025 annual meeting of stockholders or upon his earlier resignation, retirement or other termination of service.

Mr. Beg is an Investment Partner and part of the Investment Committee at Prosus N.V. (“Prosus”) and Naspers Ltd., a global consumer internet group and one of the world’s largest technology investors and operators. Mr. Beg also serves as an Investment Partner for MIH Internet (UK) Ltd. He previously served as the Chief Operating Officer of Prosus’ Edtech, Food and Ecommerce segments from 2021 to 2024 and the Group Chief Investment Officer of Prosus and Naspers Ltd. from 2018 to 2021. He currently serves on the board of several leading technology companies, including Eruditus Learning Solutions Pte Ltd., iFoods Holdings B.V., and Emag. Previously, Mr. Beg was a Managing Director and Head of European Internet Investment Banking at Citigroup, Inc. Mr. Beg has an MBA from Insead and a BA from McGill University.

Mr. Frankola served as the Chief Financial Officer of Cloudera, Inc., an enterprise data cloud company, from 2012 until 2021, and served as a Strategic Advisor to Cloudera from 2021 until 2023. From 2010 to 2012, Mr. Frankola served as Chief Financial Officer of Yodlee, Inc., a data aggregation and data analytics platform company (“Yodlee”). Prior to Yodlee, Mr. Frankola served as Chief Financial Officer of SAP Ariba. Mr. Frankola has held various senior positions in financial and business management at several companies, including International Business Machines Corporation and Avery Dennison Corporation. Mr. Frankola currently serves as a member of the board of directors of Ansys, Inc., the global leader in engineering simulation, and previously served as a member of the board of directors of Cvent Holding Corp., a market-leading meetings, events and hospitality technology provider, and ActivIDentity Corporation, a credentials management and authentication company. Mr. Frankola also serves as an advisor to early-stage artificial intelligence companies, Vectara and Narada. Mr. Frankola earned a Master’s in International Business & Finance from NYU Stern School of Business and a BS in Accounting from Penn State University.

Mr. Beg was nominated to the Board by Prosus pursuant to its director designation rights under the Subscription Agreement, dated October 12, 2020, by and among the Company, Prosus and Churchill Sponsor II LLC, which provides that Prosus has the right to nominate a number of directors to the Board proportionate to Prosus’ beneficial ownership of the Company’s common stock. There are no other understandings or arrangements between Messrs. Beg and Frankola and any other persons pursuant to which Messrs. Beg and Frankola were appointed as directors. Messrs. Beg and Frankola are not parties to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Prosus is a party to certain transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K, as disclosed under “Certain Relationships and Related Person Transactions” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 7, 2024.

Messrs. Beg and Frankola will participate in the Company’s director compensation program for non-employee directors. Messrs. Beg and Frankola have also entered into the Company’s standard form of indemnity agreement for directors of the Company. The Board has determined that Messrs. Beg and Frankola are independent directors under applicable Company and New York Stock Exchange standards.

On July 19, 2024, the Company issued a press release announcing the appointment of Messrs. Beg and Frankola as directors of the Company, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2024

SKILLSOFT CORP.

By:	/s/ Richard George Walker
Richard George Walker Chief Financial Officer